FINDERS FEE AGREEMENT

THIS AGREEMENT dated for reference as of the 1st day of March, 2008.

BETWEEN:

Ameriwest Energy Corp. a company duly incorporated pursuant to the laws of the State of Nevada and having an office for business located at Suite 215 - 123 W. 1st Street, Casper Wyoming 82601(the "Company") AND:

Coast Advisors LLC a company duly incorporated pursuant to the laws of the Nevada and having an office for business located at Suite 3000 - 700 West Georgia Street, PO Box 10024, Vancouver, British Columbia, Canada V7Y 1A1 (the "Finder")

WHEREAS:

(l) The Company is offering unsecured convertible promissory notes (the "Placement"). The unsecured promissory notes are convertible into common stock of Arneriwest Energy Corp at $0.60 per and have one non-transferable share purchase warrant attached. Each warrant is exercisable into one common share of the capital stock of the Company for a period of 2 years at an exercise price of US$0.60 per warrant in the first year and $0.90 per warrant in the second year;

(2)  The Company is seeking persons to purchase the Placement from it and the Finder has represented to Company that it is acquainted with accredited investors (as defined below) to whom it can introduce the Company; and

(3)  The Company wishes to compensate the Finder for its efforts in introducing to the Company Accredited Investors who purchase the Placement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreements herein contained the parties hereto agree as follows:

1.  For the purposes of this Agreement, the term "Accredited Investor" is defined as a natural person who meets the definition of Accredited Investor in Rule 501 of Regulation D of the United States Securities and Exchange Commission.

2.  In consideration for introducing to the Company Accredited Investors who subscribe into the Placement, the Company will compensate the Finder with a cash finder's fee payment of 5% (the "Finder's Fee") of the aggregate cash proceeds of the Placement to Accredited Investors to whom the Finder has introduced the Company; and

3.  This Agreement, and the payment by the Company of the Finder's Fee, will be subject to the approval of any such applicable securities regulatory authority which may have jurisdiction over this transaction.

4.  The Company shall pay, upon closing of its offering of the Placement to Accredited Investors introduced to it by the Finder, the Finder's Fee.

5.  The Company represents and warrants to the Finder that:

(a)
it is a valid and subsisting corporation duly incorporated and in good standing under the laws of its jurisdiction of incorporation; its shares are listed on the OTC Bulletin Board (the "Exchange") and it is in good standing under the rules and policies of the Exchange and is not in breach of any of the requirements of its listing agreement;

(b)
the issue and sale of the Placement by the Company does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Company is a party;

(c)	this Agreement has been or will be by the closing of the issuance of the Placement, duly authorized by all necessary corporate action on the part of the Company;

(d)
it will comply with all applicable rules and regulations of the US Securities and Exchange Commission including, without limiting the generality of the foregoing, Rule 505 and Rule 506 of Regulation D and the requirement to file a Form D thereunder;

(e)
the Company is a "reporting issuer" under the British Columbia Securities Act and under the US Securities Act of 1933 and is not in default of any of the requirements of either of these acts or any of the administrative policies or notices of the Exchange or of the US Securities and Exchange Commission; and

(f)  the Company has not advertised the Placement for sale to persons in the United States.

6. The Finder acknowledges that:

(a)
the Placement, and any securities underlying the Placement, have not been registered for resale in the United States and may not be resold to residents of the United States without such registration unless an exemption from such resale registration requirements is available;

(b)
the decision to accept a potential investor as a shareholder in the Company is in the sole and absolute discretion of the Company and the Company may for any reason, refuse to accept any subscription for the Placement from a person introduced to it by the Finder;

(c)
in the event that the Company does not accept a subscription for the Placement from a person introduced to it by the Finder, no Finder's Fee shall be payable for those Placements the subscription of which is refused;

(d)
it's representation of the Company in introducing it to certain Accredited Investors is not an exclusive engagement such that the ability of the Company to locate other potential investors or purchasers of the Placement would be constrained in any way; and

7. The Finder represents and warrants to the Company that:

(a)
in connection with introduction to potential investors, it will comply with all applicable laws including, without limiting the generality of the foregoing, those rules and regulations set forth in Rule 505 and Rule 506 of Regulation D under the US Securities Act of 1933, as amended;

(b)	it has all permits, licenses and registrations required to perform the services hereunder and is a valid and subsisting corporation in good standing in its jurisdiction of incorporation;

(c)	it has all corporate powers necessary to enter into this Agreement; and

(d)	it will introduce to the Company only persons who are Accredited Investors as defined above;

(e)	it will not advertise the Placement for sale in the United States or to residents of the United States as the term "resident" is defined in applicable US securities laws, rules and regulations;

(f)	this Agreement has been or will be by the closing of the issuance of the Placement, duly authorized by all necessary corporate action on the part of the Finder: and

(g)
it is aware that in the event the Finder's Fee is in excess of the maximum finder's fee permitted under the rules of the Exchange and, as a result, it is possible that the Exchange may, as a condition of regulatory approval of this Agreement, request that the finder's fee be reduced to conform to its rules.

8. In the event that the Exchange, as a condition of regulatory approval of this Agreement, requires that the Finder's Fee be reduced, the Finder agrees to a reduction of the Finder's Fee to that level which will comply with the rules of the Exchange.

9.  Any notice to be given under this Agreement shall be in writing and shall be delivered personally or mailed in British Columbia by registered mail, postage prepaid, and addressed to the parties at their addresses as given on the first page of this Agreement or at such other address as may from time to time be notified in writing by any of the parties. Any such notice shall be deemed to have been given if delivered by hand on the day delivered, and if mailed, five (5) business days following the date of posting; provided that if there shall be at the time of mailing or between the time of mailing and the fifth business day following the date of posting, a mail strike, slowdown or other labour dispute which might affect delivery of' such notice by mail, then such notice shall be effective only if actually delivered.

10.  This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

11. The parties hereto shall execute such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement including, without limiting the generality of the foregoing, execution of any documents required by the policies of the Exchange in connection with obtaining Exchange approval of this Agreement.

12.  This Agreement may not be assigned by either party hereto except with the prior written consent of the other party hereto.

13.  This Agreement will be construed under and governed by the laws of the Province of British Columbia.

14.  This Agreement represents the entire agreement between the parties hereto and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.

15.  This Agreement shall be binding upon and shall ensure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

16.  This Agreement may be executed by facsimile and in counterparts.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written notwithstanding its actual date of execution.

Ameriwest Energy Corp.	Coast Advisors LLC

Per Wlater Mersebat, PI-mulent	Per. Mike Veldhuis, Manager